EXHIBIT 10.1
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of the 6th day of October 2004, by and between Hubei Pharmaceutical Group, Ltd., (the “Company") and Ke, Jian (the “Consultant”).

WHEREAS, the Company wishes to engage the Consultant with respect to general business development issues as well as specific corporate strategy in U.S. and China;

WHEREAS, the Consultant is willing to provide his expertise and services to the Company provided for in the Agreement as set forth below;

WHEREAS, the Company maintains the 2003 Employee Stock Option Plan filed with the United States Securities and Exchange Commission on December 9th, 2003 under file number 333-111023 (the “Plan”), which is incorporated into and forms part of this Agreement, and the Consultant has been selected by the board of directors or the committee administering the Plan to receive a share award under the plan

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1. TERM

The term of this Agreement shall commence on the date hereof and end on July 6, 2005.

2. CONSULTING SERVICES

For a period of 9 months, beginning on October 6, 2004, Consultant shall serve as an independent consultant and advisor to the Company on matters relating to the structure, management, and operation of the Company and its subsidiaries; the identification and assistance with the location of potential business partners; the establishment of offices and operations in and outside of China, particularly in United States; the business dealings with non-Chinese entities, particularly with U.S. companies; the identification and negotiation of agreements with prospective joint venture and strategic alliance partners, both foreign and domestic; the preparation and implementation of new business plans; the identification and securing of agreements with prospective officers, directors, consultants, and employees; introduction of various outside business professionals, such as attorneys, accountants, financial institutions, public relation firms and technology providers.

During the Consulting period, the Company shall be entitled to Consultant's services for reasonable times when and to the extent reasonably requested by, and subject to the reasonable direction of, the Company's Chief Executive Officer and President, Mr. Reid Li. It is understood that the Consultant’s services are not exclusive to the Company and the Consultant shall be free to perform services for other persons or entities. However, the Consultant will notify the Company of its performance of consulting services for any other person or entity that could conflict with its obligations under this Agreement. Upon receiving such notice, the Company may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement, within seven (7) days of receipt of written notice of conflict, shall constitute the Client's ongoing consent to the Consultant's outside consulting services.

3. COMPENSATION

In consideration of the consulting services set forth above, the Company hereby agrees to issue to Consultant 400,000 shares of the Company's Common stock (the "Shares") lump sum under the Plan. Issuance and delivery of the Shares shall be immediately after the full reporting date of the Company, at which time, the Company shall deliver to the Consultant the certificate or certificates to be issued to the Consultant.

4. CONFIDENTIAL INFORMATION

In connection with the providing of Consulting Services, hereunder, the Consultant may come into contact with information concerning the Company, which the Company deems confidential (the “Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take necessary security measures to preserve and protect the secrecy of such Confidential Information, and to hold such Confidential Information in strict confidence and not to disclose such Confidential Information, either directly or indirectly, to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of Consulting Services under this Agreement provided that such assistant enters into similar agreement to protect the Confidential Information.

5. REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof:

(a) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

(b) Authorization of Agreement. The Company has taken all actions and has obtained all consents or approvals necessary to authorize it to enter into this Agreement.

(c) Registration. The Shares have been or will be registered under the Securities Act of 1933 pursuant to the Plan.

(d) The Company shall indemnify the Consultant from and against any and all expenses (including reasonable attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful.

6. INDEPENDENT CONTRACTOR STATUS

It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company.

7. MISCELLANEOUS

(a) Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

(b) This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supersedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

(c) It is acknowledged and agreed by the Company that Consultant is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by the Company that that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder. Rather, Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry.

(d) Both the Company and Consultant acknowledge and agree that the services rendered by Consultant under this Agreement shall not: (i) directly or indirectly promote or maintain a market for the Company's securities; (ii) assist the Company in raising capital; (iii) assist the Company in effecting a merger or acquisition; or (iv) consist of any other services that are not permitted to be compensated for with stock registered pursuant to SEC Form S-8 Governing Law.

(e) This Agreement shall be construed and interpreted in accordance with the laws of State of Georgia, USA, without regard to its conflict of laws rules and principles. Each party hereby agrees to solve any dispute through friendly discussions and arbitration. Arbitration shall be the exclusive and final remedy, the award of which shall be final and enforceable against the parties.

(f) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(g) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

(h) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

(i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, not withstanding that both parties are not signatories to the original or the same counterpart.

(j) Severability. Each provision of this Agreement is intended to be severable. If any one or more of the provisions contained herein should subsequently be found to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(k) Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

IN WITNESS WHEREOF, the parties have caused this CONSULTING AGREEMENT to be duly executed as of the day and year first above written.

Hubei Pharmaceutical Group, Inc.

/s/ H.Y. (Reid) Li, President & CEO

/s/ Ke, Jian